Exhibit 99

Silicon Labs Announces Third Quarter 2018 Results

— Record Revenue in IoT and Infrastructure —

AUSTIN, Texas — Oct. 24, 2018 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its third quarter ended September 29, 2018. Revenue in the third quarter established a new, all-time record, exceeding the high end of guidance at $230.2 million, up from $217.1 million in the second quarter. Third quarter GAAP and non-GAAP diluted earnings per share (EPS) established eight-year record highs at $0.63 and $1.01, respectively.

“We are delighted to report outstanding third quarter 2018 financial performance, including 16 percent year-on-year revenue growth,” said Tyson Tuttle, CEO of Silicon Labs. “We saw sequential growth in all core business categories in Q3 and delivered record performance in IoT and Infrastructure. We have delivered target operating model performance in top line revenue growth, non-GAAP gross margin, non-GAAP opex and non-GAAP operating margin for the past five quarters.”

Third Quarter Financial Highlights

•                  IoT revenue increased to $125 million, up 8% sequentially and 25% year-on-year.

•                  Infrastructure revenue increased to $53 million, up 2% sequentially and 35% year-on-year.

•                  Broadcast revenue increased to $36 million, up 6% sequentially and down 16% year-on-year.

•                  Access revenue increased to $16 million, up 5% sequentially and down 4% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 58.9%

•                  GAAP R&D expenses were $61 million

•                  GAAP SG&A expenses were $49 million

•                  GAAP operating income as a percentage of revenue was 10.9%

•                  GAAP diluted earnings per share were $0.63

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 60.8%

•                  Non-GAAP R&D expenses were $47 million

•                  Non-GAAP SG&A expenses were $40 million

•                  Non-GAAP operating income as a percentage of revenue was 23.0%

•                  Non-GAAP diluted earnings per share were $1.01

Product Highlights

•                  Released Wireless Xpress modules, enabling developers to move from product concept to prototyping in a matter of hours instead of weeks, and without firmware development.

•                  Collaborated with Q-Free to create the ParQSense outdoor parking sensor solution using Silicon Labs’ Wonder Gecko wireless MCU, making it faster and easier for drivers in urban areas to locate open parking spots.

•                  Introduced new any-frequency clocks with an integrated quartz crystal, simplifying board design and guaranteeing reliable start-up and operation over the lifetime of end products.

Business Highlights

•                  Reached a milestone with one billion cumulative units of TV tuners shipped.

Business Outlook

The company expects revenue in the fourth quarter to be in the range of $221 to $227 million, with IoT up and declines in Infrastructure, Broadcast and Access, and estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 60.0%

•                  GAAP operating expenses at approximately $111.0 million

•                  GAAP effective tax rate at approximately 10.0%

•                  GAAP diluted earnings per share between $0.39 and $0.45

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin between 60.0% and 60.5%

•                  Non-GAAP operating expenses at approximately $88.0 million

•                  Non-GAAP effective tax rate at 13.0%

•                  Non-GAAP diluted earnings per share between $0.91 and $0.97

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference 88340293. The replay will be available through November 20, 2018.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks associated with international activities (including trade barriers); risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenues	$230,243	$198,723	$652,733	$567,849
Cost of revenues	94,616	82,149	261,577	232,922
Gross margin	135,627	116,574	391,156	334,927
Operating expenses:
Research and development	61,091	52,000	175,414	156,756
Selling, general and administrative	49,406	39,606	148,896	119,587
Operating expenses	110,497	91,606	324,310	276,343
Operating income	25,130	24,968	66,846	58,584
Other income (expense):
Interest income and other, net	2,109	1,923	6,920	4,094
Interest expense	(4,932)	(4,764)	(14,703)	(9,265)
Income before income taxes	22,307	22,127	59,063	53,413
Provision (benefit) for income taxes	(5,454)	2,178	(9,383)	1,469
Net income	$27,761	$19,949	$68,446	$51,944

Earnings per share:
Basic	$0.64	$0.47	$1.59	$1.23
Diluted	$0.63	$0.46	$1.55	$1.20

Weighted-average common shares outstanding:
Basic	43,256	42,553	43,177	42,376
Diluted	44,194	43,374	44,135	43,194

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 29, 2018
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$230,243

Gross margin	135,627	58.9%	$324	$—	$3,967	$—	$139,918	60.8%

Research and development	61,091	26.5%	6,016	7,810	—	—	47,265	20.5%

Selling, general and administrative	49,406	21.5%	6,242	3,179	—	256	39,729	17.3%

Operating income	25,130	10.9%	12,582	10,989	3,967	256	52,924	23.0%

	Three Months Ended September 29, 2018
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs *	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$27,761	$12,582	$10,989	$3,967	$256	$2,801	$(13,700)	$44,656

Diluted shares outstanding	44,194							44,194

Diluted earnings per share	$0.63							$1.01

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending December 29, 2018
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	60.0%	0.0% - 0.5%	60.0% - 60.5%

Operating expenses	$111	$23	$88

Effective tax rate	10.0%	3.0%	13.0%

Diluted earnings per share - low	$0.39	$0.52	$0.91

Diluted earnings per share - high	$0.45	$0.52	$0.97

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$225,326	$269,366
Short-term investments	376,603	494,657
Accounts receivable, net	74,607	71,367
Inventories	77,563	73,132
Prepaid expenses and other current assets	46,952	39,120
Total current assets	801,051	947,642
Property and equipment, net	135,566	127,682
Goodwill	396,689	288,227
Other intangible assets, net	181,611	83,144
Other assets, net	89,372	88,387
Total assets	$1,604,289	$1,535,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,647	$38,851
Deferred revenue and returns liability	25,880	—
Deferred income on shipments to distributors	—	50,115
Other current liabilities	77,821	73,359
Total current liabilities	147,348	162,325
Convertible debt	351,457	341,879
Other non-current liabilities	57,777	77,862
Total liabilities	556,582	582,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 43,147 and 42,707 shares issued and outstanding at September 29, 2018 and December 30, 2017, respectively	4	4
Additional paid-in capital	103,169	102,862
Retained earnings	946,201	851,307
Accumulated other comprehensive loss	(1,667)	(1,157)
Total stockholders’ equity	1,047,707	953,016
Total liabilities and stockholders’ equity	$1,604,289	$1,535,082

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Operating Activities
Net income	$68,446	$51,944
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	11,781	11,068
Amortization of other intangible assets and other assets	33,322	20,531
Amortization of debt discount and debt issuance costs	9,578	6,984
Stock-based compensation expense	36,893	33,007
Deferred income taxes	(2,994)	(5,703)
Changes in operating assets and liabilities:
Accounts receivable	2,518	(1,587)
Inventories	5,066	(13,196)
Prepaid expenses and other assets	6,349	23,506
Accounts payable	8,675	1,746
Other current liabilities and income taxes	(23,814)	9,296
Deferred income, deferred revenue and returns liability	(2,816)	11,039
Other non-current liabilities	(7,878)	(7,269)
Net cash provided by operating activities	145,126	141,366

Investing Activities
Purchases of available-for-sale investments	(253,973)	(471,938)
Sales and maturities of available-for-sale investments	371,885	143,765
Purchases of property and equipment	(18,267)	(10,494)
Purchases of other assets	(9,088)	(2,622)
Acquisition of business, net of cash acquired	(239,729)	(13,658)
Net cash used in investing activities	(149,172)	(354,947)

Financing Activities
Proceeds from issuance of long-term debt, net	—	389,468
Payments on debt	—	(72,500)
Repurchases of common stock	(24,272)	—
Payment of taxes withheld for vested stock awards	(18,927)	(14,870)
Proceeds from the issuance of common stock	6,585	6,836
Payment of acquisition-related contingent consideration	(3,380)	—
Net cash provided by (used in) financing activities	(39,994)	308,934

Increase (decrease) in cash and cash equivalents	(44,040)	95,353
Cash and cash equivalents at beginning of period	269,366	141,106
Cash and cash equivalents at end of period	$225,326	$236,459